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                                 EXHIBIT 99.3
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                               BEC GROUP, INC.
                          555 THEODORE FREMD AVENUE
                                 SUITE B-302
                             RYE, NEW YORK  10580
                             TEL: (914) 967-9400
                            FAX: (914) 967-9405/7
                             E-MAIL: BECGroup.com





MARTIN E. FRANKLIN
CHAIRMAN OF THE BOARD





    June 4, 1996


    The Board of Directors of ILC Technology, Inc.
    c/o 399 Java Drive
    Sunnyvale, CA 94089

    Dear Sirs:

    We are in receipt of your letter dated June 3, 1996. We are disappointed that, having invited us to make a merger proposal for ILC Technology, you have chosen to reject it, without, in our opinion, fully exploring the merits of a combination to ILC shareholders. We will watch with interest the "current and prospective developments of ILC's business".

    The information that you provided to us, which we will return under separate cover, did not cover these developments and the past performance of ILC Technology would not justify a higher valuation that those we have already discussed.

    We hereby formally withdraw our offer to merge with or acquire ILC Technology, Inc. and hope the course of time will bring our companies together in a manner that would serve our respective shareholders' best interests.

    Yours sincerely,


    /s/ [ILLEGIBLE]
    Martin E. Franklin





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